Exhibit 8(b)(xi)(a)

AMENDMENT NO. 3 TO

PARTICIPATION AGREEMENT
By and Among
OPPENHEIMER VARIABLE ACCOUNT FUNDS,
LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
and
OPPENHEIMERFUNDS, INC.

This Amendment No. 3 to the Participation Agreement (“Agreement”) by and among Oppenheimer Variable Account Funds (the “Fund”), Lincoln Life & Annuity Company of New York (“the Company”), and OppenheimerFunds, Inc. (the “Adviser”) is effective as of May 1, 2014, regardless of when executed.

WHEREAS, the parties wish to amend the Participation Agreement to add additional portfolios and products; and

WHEREAS, the parties wish to clarify the numbering on prior amendments to the Agreement.

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	The Amendment to the Agreement effective December 1st 2008 is hereby titled Amendment No. 2 to the Agreement.

2.	Schedules 2 and 3 are hereby amended and replaced by the attached Schedules 2 and 3.

3.	All other terms of the Agreement shall remain in full force and effect.

Each of the parties has caused this Amendment to be executed in its name and on behalf of its duly authorized officer on the date specified below.

Lincoln Life & Annuity Company of New York

By: /s/ Daniel R. Hayes
Name: Daniel R. Hayes
Title:  Vice President
Date: 4/30/14

Oppenheimer Variable Account Funds

By: /s/ Brian W. Wixted
Name: Brian W. Wixted
Title: Treasurer
Date: 5/15/14

OppenheimerFunds, Inc.

By: /s/ Lamar Kunes
Name: Lamar Kunes
Title: SVP, Distribution Ops
Date: 6/9/14

SCHEDULE 2

The Fund agrees to make available all the Portfolios of Oppenheimer Variable Account Funds, Portfolios include both service class and non-service class shares.   The Portfolios will be available for any Contract or separate Account sponsored by Lincoln Life & Annuity Company of New York.

SCHEDULE 3

Lincoln Corporate Variable Universal Life (“CVUL” and “CVUL Series III”)
Lincoln ChoicePlus Assurance (A Class)
Lincoln ChoicePlus Assurance (B Class)
Lincoln Investor AdvantageSM
Lincoln Investor AdvantageSM Fee-Based
Lincoln Investor AdvantageSM RIA